                                                                    EXHIBIT 99.1


(CENTRAL PARKING CORPORATION LOGO)

                                                            NEWS

      2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255
                              Fax: (615) 297-6240


Investor Contact: Mark Shapiro                  Media Contact: Richard Jonardi
                  Senior Vice President and                    Communications Manager
                  Chief Financial Officer                      (615) 297-4255
                  (615) 297-4255                               rjonardi@parking.com
                  mshapiro@parking.com


         CENTRAL PARKING REPORTS IMPROVED FISCAL SECOND QUARTER RESULTS

NASHVILLE, TN. (APRIL 28, 2004) - Central Parking Corporation (NYSE:CPC) today announced that earnings from continuing operations for the quarter ended March 31, 2004, increased to $3.5 million, or $0.10 per diluted share compared with a loss of $6.9 million, or $0.19 per diluted share in the second fiscal quarter of 2003. Net earnings for the second quarter of fiscal 2004 were $3.5 million, or $0.10 per diluted share compared with a net loss of $9.2 million, or $0.25 per diluted share for the second quarter of the previous fiscal year. For the second quarter of 2004, total revenues increased 5.0% to $290.8 million, while revenues excluding reimbursed management costs increased 1.6% to $177.0 million compared with the year-earlier period.

         Earnings from continuing operations for the six months ended March 31, 2004 were $12.9 million, or $0.36 per diluted share compared with a loss of $1.8 million, or $0.05 per diluted share in the first half of fiscal 2003. Net earnings for the first half of fiscal 2004 were $11.9 million, or $0.33 per share compared with a loss of $2.3 million, or $0.06 per share in the year-earlier period. Total revenues increased 5.3% to $588.1 million for the first half of 2004, while revenues excluding reimbursed management costs increased 2.2% to $361.5 million.

         During the second quarter, the Company continued its program of opportunistic property sales completing more than $6 million of sale transactions. Year-to-date, property sales through March 31, 2004 totaled more than $30 million with all of the proceeds used to reduce debt. Pre-tax gain on property sales included in results from continuing operations totaled $3.3 million, or $0.05 per diluted share for the second quarter and $4.5 million, or $.08 per diluted share for the year-to-date period.

         "Operating results for the second quarter continued the positive trends seen in the first quarter," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Profits from continuing operations increased due to higher comparable sales, primarily in the New York region; lower expenses, particularly in payroll and rent expense; and property-related gains. Partially offsetting those results were losses and non-cash impairments of approximately $2.6 million, net of tax, or $0.07 per share, reported by our 50%-owned, non-consolidated affiliate in Mexico. We expect earnings from our Mexican investment to be reduced by less than $0.01 per diluted share for the remainder of fiscal 2004."


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Central Parking Reports Improved Fiscal Second Quarter Results
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April 28, 2004


         Mr. Carell continued, "As in the first quarter, we again demonstrated an ability to execute to our plan by improving margins through leveraging fixed costs and by reducing debt. Improved cash flow from operations, lower capital expenditures and successful property sales allowed us to reduce our debt by more than $23 million in the quarter, bringing the total debt reduction for the first half of 2004 to more than $61 million.

         "As the economy strengthens we expect to see gradual improvement in office occupancy rates in many central business districts. That trend, along with our efforts to maintain a reduced level of expenses, should produce favorable year over year comparisons in the second half. As a result, we continue to expect that earnings from continuing operations, excluding property-related gains or losses, for the full year will be in the range of $0.55 to $0.65 per share," Carell concluded.

A conference call regarding this release is scheduled for Thursday, April 29, 2004, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.fulldisclosure.com.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. The Company operates approximately 3,700 parking facilities containing approximately
1.6 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains historical and forward-looking information. The words "expect," "should," "believe," "anticipate," "project," "plan," "estimate," "objective," "outlook," "assumptions," "guidance," "forecast," "goal," "intend," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, continued efforts to maintain reduced operating costs and further reductions in the Company's indebtedness, as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; temporary changes in demand due to weather patterns; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of litigation, including but not limited to, the securities class action lawsuits pending against the Company; and increased regulation or taxation of parking operations.


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Central Parking Reports Improved Fiscal Second Quarter Results
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April 28, 2004


         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form10-K for our fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.



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Central Parking Reports Improved Fiscal Second Quarter Results
Page 4
April 28, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


Amounts in thousands, except per share data
                                                                 QTD ENDED MARCH 31,           YTD ENDED MARCH 31,
                                                                 2004           2003           2004           2003
                                                               ---------      ---------      ---------      ---------
Revenues:
  Parking                                                      $ 146,054      $ 145,001      $ 297,608      $ 294,065
  Management contracts                                            30,941         29,275         63,903         59,570
                                                               ---------      ---------      ---------      ---------
                                                                 176,995        174,276        361,511        353,635
  Reimbursement of management contract expenses                  113,835        102,722        226,559        204,703
                                                               ---------      ---------      ---------      ---------
    Total revenues                                               290,830        276,998        588,070        558,338

Costs and expenses:
  Cost of parking                                                134,205        139,380        267,171        272,106
  Cost of management contracts                                    14,594         17,486         28,968         32,096
  General and administrative                                      18,279         20,785         37,109         41,442
  Non-compete amortization                                            11             50             22            144
                                                               ---------      ---------      ---------      ---------
                                                                 167,089        177,701        333,270        345,788
  Reimbursed management contract expenses                        113,835        102,722        226,559        204,703
                                                               ---------      ---------      ---------      ---------
    Total costs and expenses                                     280,924        280,423        559,829        550,491
Property-related gains (losses), net                               3,294         (3,300)         4,536         (3,179)
                                                               ---------      ---------      ---------      ---------
    Operating earnings (losses)                                   13,200         (6,725)        32,777          4,668

Other income (expenses):
  Interest income                                                  1,178          1,151          2,425          2,350
  Interest expense                                                (4,071)        (5,594)        (8,341)        (8,548)
  Interest expense -subordinated debentures                       (1,045)        (1,045)        (2,089)        (2,089)
  Gain on sale of non-operating assets                              --            3,241           --            3,241
  Equity in partnership and joint venture earnings                (2,535)           878         (1,988)         1,546
                                                               ---------      ---------      ---------      ---------
Earnings from continuing operations before minority
  interest and income taxes                                        6,727         (8,094)        22,784          1,168
Minority interest, net of tax                                       (644)        (1,075)        (1,657)        (2,360)
                                                               ---------      ---------      ---------      ---------

Earnings from continuing operations before income taxes            6,083         (9,169)        21,127         (1,192)
Income tax (expense) benefit                                      (2,601)         2,256         (8,206)          (643)
                                                               ---------      ---------      ---------      ---------
  Earnings (loss) from continuing operations                       3,482         (6,913)        12,921         (1,835)
                                                               ---------      ---------      ---------      ---------

  Discontinued operations, net of tax                                 53         (2,237)          (992)          (449)
                                                               ---------      ---------      ---------      ---------
  Net earnings (loss)                                          $   3,535      $  (9,150)     $  11,929      $  (2,284)
                                                               =========      =========      =========      =========

Basic earnings (loss) per share:
  Earnings (loss) from continuing operations                   $    0.10      $   (0.19)     $    0.36      $   (0.05)
  Discontinued operations, net of tax                               0.00          (0.06)         (0.03)         (0.01)
                                                               ---------      ---------      ---------      ---------
  Net earnings (loss)                                          $    0.10      $   (0.25)     $    0.33      $   (0.06)
                                                               =========      =========      =========      =========
Diluted earnings (loss) per share:
  Earnings (loss) from continuing operations                   $    0.10      $   (0.19)     $    0.36      $   (0.05)
  Discontinued operations, net of tax                               0.00          (0.06)         (0.03)         (0.01)
                                                               ---------      ---------      ---------      ---------
  Net earnings (loss)                                          $    0.10      $   (0.25)     $    0.33      $   (0.06)
                                                               =========      =========      =========      =========

  Weighted average shares used for basic per share data           36,238         35,980         36,198         35,974
  Effect of dilutive common stock options                            285           --              166           --
                                                               ---------      ---------      ---------      ---------
  Weighted average shares used for dilutive per share data        36,523         35,980         36,364         35,974
                                                               =========      =========      =========      =========



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Central Parking Reports Improved Fiscal Second Quarter Results
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April 28, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


Amounts in thousands
                                                                         MARCH 31,    SEPTEMBER 30,
                                                                           2004           2003
                                                                         ---------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                                              $  34,807      $  31,572
  Management accounts receivable                                            35,261         34,174
  Accounts receivable - other                                                7,041         15,440
  Current portion of notes receivable                                        5,532          8,220
  Prepaid expenses                                                          16,311         11,424
  Assets held for sale                                                      37,533         39,417
  Refundable income taxes                                                    3,826          5,483
                                                                         ---------      ---------
    Total current assets                                                   140,311        145,730

Notes receivable, less current portion                                      40,529         40,879
Property, equipment and leasehold improvements, net                        373,069        414,265
Contract and lease rights, net                                              92,996        102,315
Goodwill, net                                                              230,312        230,312
Investment in and advances to partnerships and joint ventures               10,518         13,649
Other assets                                                                45,420         42,297
                                                                         ---------      ---------
  Total Assets                                                           $ 933,155      $ 989,447
                                                                         =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations        $  15,503      $   3,623
  Accounts payable                                                          73,486         80,128
  Accrued expenses                                                          44,761         43,661
  Management accounts payable                                               23,144         22,392
                                                                         ---------      ---------
    Total current liabilities                                              156,894        149,804

Long-term debt and capital lease obligations, less current portion         193,200        266,961
Subordinated debentures                                                     78,085         78,085
Deferred rent                                                               26,033         27,569
Deferred income taxes                                                        3,733          3,010
Other liabilities                                                           16,459         16,303
                                                                         ---------      ---------
    Total liabilities                                                      474,404        541,732
                                                                         ---------      ---------


Minority interest                                                           29,646         31,189

Shareholders' equity:
  Common stock                                                                 364            362
  Additional paid-in capital                                               248,515        246,559
  Accumulated other comprehensive income, net                                 (140)            78
  Retained earnings                                                        181,071        170,232
  Other                                                                       (705)          (705)
                                                                         ---------      ---------
    Total shareholders' equity                                             429,105        416,526
                                                                         ---------      ---------
  Total Liabilities and Shareholders' Equity                             $ 933,155      $ 989,447
                                                                         =========      =========


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Central Parking Reports Improved Fiscal Second Quarter Results
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April 28, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

Amounts in thousands
                                                                                                YTD MARCH 31,
                                                                                            2004            2003
                                                                                          ---------      ---------
Cash flows from operating activities:
  Net earnings                                                                            $  11,929      $  (2,284)
  Loss (earnings) from discontinued operations                                                  992            449
                                                                                          ---------      ---------
  Earnings from continuing operations                                                        12,921         (1,835)
  Adjustments to reconcile net earnings (loss) from continuing operations to net cash provided (used) by operating activities - continuing operations:
  Depreciation and amortization                                                              16,604         17,139
  Equity in partnership and joint venture earnings                                            1,974         (1,261)
  Distributions from partnerships and joint ventures                                            943            591
  Gain on sale of non operating assets                                                         --           (3,241)
  Property-related losses (gains), net                                                       (4,536)         3,179
  Loss on derivatives related to refinancing                                                   --              918
  Decrease in fair value of derivatives                                                        --               12
  Deferred income taxes                                                                         701         (3,968)
  Minority interest, net of tax                                                               1,657          2,360
  Changes in operating assets and liabilities:
    Management accounts receivable                                                           (1,087)           801
    Accounts receivable - other                                                               8,399          4,373
    Prepaid expenses                                                                         (4,887)        (2,857)
    Other assets                                                                             (5,592)        (1,237)
    Accounts payable, accrued expenses and other liabilities                                 (9,868)         4,436
    Management accounts payable                                                                 752          3,175
    Deferred rent                                                                            (1,536)          (771)
    Refundable income taxes                                                                   1,657           --
    Income taxes payable                                                                       --           (8,698)
                                                                                          ---------      ---------
      Net cash provided by operating activities - continuing operations                      18,102         13,116
      Net cash provided (used) by operating activities - discontinued operations                526         (2,600)
                                                                                          ---------      ---------
      Net cash provided by operating activities                                              18,628         10,516
                                                                                          ---------      ---------

Cash flows from investing activities:
  Proceeds from disposition of property and equipment                                        50,916         17,200
  Purchase of property, equipment and leasehold improvements                                 (5,591)       (34,573)
  Purchase of contract and lease rights                                                        --           (7,857)
  Other investing activities                                                                  3,139          8,452
                                                                                          ---------      ---------
    Net cash provided (used) by investing activities                                         48,464        (16,778)
                                                                                          ---------      ---------

Cash flows from financing activities:
  Dividends paid                                                                             (1,090)        (1,081)
  Net (repayments) under revolving credit agreement                                         (49,000)       (83,000)
  Proceeds from issuance of notes payable, net of issuance costs                              1,851        175,000
  Principal repayments on long-term debt and capital lease obligations                      (14,732)       (76,761)
  Payment to minority interest partners                                                      (2,845)        (3,597)
  Proceeds from issuance of common stock and exercise of stock options                        2,082            528
                                                                                          ---------      ---------
    Net cash (used) provided by financing activities                                        (63,734)        11,089
                                                                                          ---------      ---------

Foreign currency translation                                                                   (123)             1
                                                                                          ---------      ---------
Net decrease in cash and cash equivalents                                                     3,235          4,828
Cash and cash equivalents at beginning of period                                             31,572         33,498
                                                                                          ---------      ---------
Cash and cash equivalents at end of period                                                $  34,807      $  38,326
                                                                                          =========      =========


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Central Parking Reports Improved Fiscal Second Quarter Results
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April 28, 2004

                              Key Financial Metrics
                                 (In thousands)


                                   QTD Ended March 31,        YTD Ended March 31,
                                    2004         2003          2004         2003
                                  --------     --------      --------     --------
Net earnings (loss)               $  3,535     $ (9,150)     $ 11,929     $ (2,284)

Interest expense                     5,116        6,639        10,430       10,637

Income tax expense (benefit)         2,702       (3,746)        7,545         (342)

Depreciation/amortization            7,400        8,552        15,657       16,390

Minority interest, net of tax          644        1,075         1,657        2,360
                                  --------     --------      --------     --------
EBITDA                            $ 19,397     $  3,370      $ 47,218     $ 26,761
                                  ========     ========      ========     ========


In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") recently adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings (loss) which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings (loss) or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.








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